EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-12121, 333-12105, and 333-12103) pertaining to the 1992 Stock
Option Plan, 1996 Director Option Plan, and 1996 Employee Stock Option Plan of Diatide, Inc. of our report dated February 6, 1998, except for Note 12, as to which the date is February 20, 1998, with respect to the financial statements of Diatide, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                               ERNST & YOUNG LLP

Manchester, New Hampshire
March 25, 1998